Exhibit 4.1

Incorporated under the Canada Business Corporations Act Constituée en vertu de la Loi canadienne sur les société par actions	ISIN: CA65563C1059 CUSIP: 65563C105
NORDION INC.

NUMBER/NUMÉRO			SHARES/ACTIONS
ZQ4221822	This certifies that	Les présentes attestent que	…………0………….
	**SPECIMEN**		…………. 0……….
	is the registered holder of		………….. 0……...
		est Ie détenteur immatriculé de	…………... .. 0……
**ZERO**

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF	ACTlONS ORDINAIRES SANS VALEUR NOMINALE, ENTIÈREMENT LIBÉRÉES ET NON SUSCEPTIBLES D'APPELS SUBSÉQUENTS, DE

NORDION INC.

transferable only on the books of the Corporation upon surrender of this certificate properly endorsed by the holder hereof in person or by attorney. This certificate shall not become valid until countersigned by the transfer agent and registered by the registrar of the Corporation.

transférables seulement aux livres de la Société sur remise de ce certificat dûment endossé par Ie détenteur personnellement ou par son procureur. Ce certificat ne deviendra valide qu'après avoir été contresigné par l'agent des transferts et enregistré par I'agent chargé de la tenue des registres de la Societé.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by the facsimile signature of its duly authorized officers.	EN FOI DE QUOl la Societé a fait signer ce certificat par Ie facsimilé de la signature de ses dirigeants dûment autorisés

Date /Le: OCT 28, 2010

Chairman President du conseil	Countersigned and Registered CIBC Mellon Trust Company Transfer Agent and Registrar or Mellon Investor Services LLC Co-Transfer Agent and Registrar	Contresigné et Enregistré Compagnie Trust CIBC Mellon Agent des Transferts el Agent chargé ou Mellon Investor Services LLC Co-agent des Transferts et Co-agent chargé delaienue des registres

Assistant Secretary/Secrétaire adjoint	By/Par: _______________________ Authorized signature/Signature autorisée
The shares are transferable at the principal office of the CIBC Mellon Trust Company in Toronto, Ontario and at the office of Mellon Investor Services LLC, New York, NY	Les actions sont transférables au bureau de transfert principal de Compagnie Trust CIBC Mellon à Toronto, Ontario et au bureau de Mellon Investor Services LLC, New York, NY
SECURITY INSTRUCTIONS ON REVERSE	VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto Pour valeur reçue, Ie soussigné vend, cède et transporte à

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register I Écrivez Ie nom de la ou des personnes à qui les titres sont transférés et I'adresse pour Ie registre)

shares/ actions
(number of shares if blank, deemed to be all / nornbre d'actions – s’il n'y a rien d'écrit, la totalité est presumée)

of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints ________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:
de la Société représentées par Ie présent certificat et constitue et nomme irrévocablement par les présentes _________________ procureur du ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated /
Fait Ie __________________

Signature Guarantee( s)* /
Garantie des signatures*
(the transfer cannot be processed without
acceptable guarantees of all signatures /
Ie transfert ne peut être effectué sans une
garanlie acceptable de chaque signature)

Transferor( s) Signature( s)* / Signature du ou des cédants* __________________________ __________________________ __________________________

* For transfers signed by the registered holder( s), their signature( s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP) .

* Pour les transferts signés par Ie ou les détenteurs inscrits, chague signature doit correspondre exactement avec Ie ou les noms sur Ie ou les certificats, sans aucun changement
Aussi, chague signature doit être garantie par une banque à charte de l’Annexe 1, une importante société de fiducie au Canada, ou un membre de l'un des programmes de garantie Medallion - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock Exchange, Inc Medallion Signature Program (MSP).